Exhibit 107

Calculation of Filing Fee Tables

Form S-8
(Form Type)

Owlet, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Share (2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Class A Common Stock, par value $0.0001 per share	457(c) and 457(h)	6,923,287(3)	$0.3255	$2,253,529.92	0.0001102	$248.34
Fees Previously Paid
	Total Offering Amounts					$2,253,529.92		$248.34
	Total Fees Previously Paid							–
	Total Fee Offsets							–
	Net Fee Due							$248.34

(1)Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Class A Common Stock, par value $0.0001 per share (“Common Stock”), of Owlet, Inc. (the “Registrant”) that become issuable under the Registrant’s 2021 Incentive Award Plan (the “Incentive Plan”) and the Registrant’s 2021 Employee Stock Purchase Plan (the “ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock.
(2)Estimated in accordance with Rule 457(c) and 457(h) solely for the purpose of calculating the registration fee. The maximum price per share and the maximum aggregate offering price are based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the New York Stock Exchange on May 10, 2023, which date is within five business days prior to the filing of this Registration Statement.
(3) Represents the following shares of Common Stock available for future issuance: (i) 5,769,406 shares of Common Stock that became available for issuance on January 1, 2023 under the Incentive Plan, by operation of an automatic annual increase provision therein; and (ii) 1,153,881 shares of Common Stock that became available for issuance on January 1, 2023 under the ESPP, by operation of an automatic annual increase provision therein.